Exhibit 13.1

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 20-F of ASML Holding N.V. for the fiscal year ended December 31, 2015 as filed with the SEC on the date hereof, Peter T.F.M. Wennink, as CEO of the Company, and Wolfgang U. Nickl, as CFO of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.
/s/ Peter T.F.M. Wennink Name: Peter T.F.M. Wennink
Title: President, CEO and member of the Board of Management
Date: February 7, 2017
/s/ Wolfgang U. Nickl Name: Wolfgang U. Nickl
Title: Executive Vice President, CFO and member of the Board of Management
Date: February 7, 2017
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.
This certification accompanies the Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of section 18 of the Securities Exchange Act of 1934.